Exhibit 3 (ii)

AMENDED AND RESTATED BY-LAWS

OF

FIRST CENTURY BANKSHARES, INC.

(ADOPTED: February 15, 2005)

ARTICLE I.

OFFICES

The address of the registered office of the corporation is P. 0. Box 1559, Bluefield, West Virginia, 24701 and the name of the registered agent is B. L. Jackson, Jr.

The corporation may have other offices at such places within or without the State of West Virginia as the Board of Directors may from time to time designate or the business of the corporation may require or make desirable.

ARTICLE II.

SHAREHOLDERS MEETINGS

Section 1. PLACE OF MEETING. The Board of Directors may designate any place within or without the State of West Virginia as the place of meeting for any annual or for any special meeting called by the Board of Directors. Notice or a waiver of notice signed by all shareholders entitled to vote at a meeting, may designate any place within or without the State of West Virginia as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of West Virginia.

Section 2. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the third Tuesday in April of each year, if not a legal holiday; and if such is a legal holiday, then on the next following day not a legal holiday, at such time and place as the Board of Directors shall determine, at which time the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of shareholders to be held on such other date in any year as they shall determine to be in the best interests of the corporation; and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

Section 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute of the Articles of Incorporation, may be called by the Chairman of the Board of Directors or President. The Chairman of the Board, the President, or Secretary shall call a special meeting when: (1) requested in writing by any two or more of the directors; or (2) requested in writing by shareholders owning not less than ten percent (10%) of all of the outstanding shares entitled to vote at the meeting. Such written request shall state the purpose or purposes of the proposed meeting.

Section 4. NOTICE. Except as otherwise required by statute or the Articles of Incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall itself constitute waiver of notice and waiver of any and all objections to the place and time of the meeting and manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objections to the transaction of business. Notice of the time and place of any adjourned meeting need not be given otherwise than by the announcement at the meeting at which adjournment is taken.

Section 5. QUORUM. The holders of a majority of the stock issued, outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders and shall be requisite for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, thereon, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6. VOTING, PROXIES. At every meeting of the shareholders, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. A shareholder may vote by proxy by executing an appointment form and delivering or mailing it to the corporation or by electronic transmission of the appointment. The appointment may be executed by the shareholder or by his duly authorized attorney in fact. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except in the election of directors. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principal among as many candidates as he shall think fit. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws.

Section 7. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividends, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten (10) nor more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the meeting is adjourned to more than one hundred twenty days after the date fixed for the original meeting. If the meeting is adjourned to more than one hundred twenty days after the date fixed for the original meeting, then the board of directors shall declare a new record date.

Section 8. WRITTEN AGREEMENT IN LIEU OF MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders entitled to vote at a meeting of such shareholders duly called and legally held. The agreement of the shareholders must be evidenced by one or more written consents, signed by all the shareholders entitled to vote, bearing the date of signature of each shareholder and describing the corporate action taken. The agreement must be delivered to the corporation for inclusion in the minutes or for filing in the corporate records.

Section 9. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given, and continuing through the meeting.

Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name as long as such administrator, executor, guardian or conservator provides the corporation with evidence of such status acceptable to the corporation. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee (other than a trustee in bankruptcy) shall be entitled to vote shares held by him without a transfer of such shares into the trustee’s name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

ARTICLE III.

DIRECTORS

Section 1. GENERAL POWERS. Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these By-Laws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, or by any legal agreement among shareholders, or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 2. NUMBER, TENURE, QUALIFICATIONS. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members, the precise number to be fixed from time to time by resolution of shareholders adopted by an affirmative vote of the holders of at least two-thirds (66 2/3%) of the shares of the Corporation entitled to vote thereon. Each Director shall hold office until the annual meeting of shareholders held next after his election and until his successor has been duly elected and has qualified, or until his earlier resignation, removal from office, or death. Directors shall be shareholders.

Section 3. VACANCIES, HOW FILLED. If any vacancy shall occur among the Directors by reason of the resignation, removal or death of a Director, the remaining Directors shall continue to act, and such vacancies may be filled by the vote of the majority of the Directors then in office, though less than a quorum, and if not therefore filled by action of the Directors, may be filled by the shareholders at any meeting held during the existence of such vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 4. PLACE OF MEETING. The Board of Directors may hold its meetings at such place or places within or without the State of West Virginia as it may from time to time determine.

Section 5. COMPENSATION. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special meeting or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

Section 6. REGULAR MEETINGS. A regular annual meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place within or without the State of West Virginia, for the holding of additional regular meetings without other notice than such resolution.

Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on not less than two (2) days’ notice by mail, personal delivery facsimile, or other electronic means to each Director and shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any two (2) or more Directors. Any such special meeting shall be held at such time and place as shall be stated in the notice of the meeting. The notice need not describe the purpose of the special meeting. If it is necessary to hold a special meeting of the Board of Directors because of an emergency situation, and it is not possible to provide the Board of Directors with written notice within the time proscribed by this Section 7, then notice of the special meeting may be delivered to the Board of Directors by other means, including, without limitation, by electronic transmission, and the time period proscribed by this Section 7 for providing the notice shall be deemed waived.

Section 8. NOTICE, WAIVER BY ATTENDANCE. No notice of a meeting of the Board of Directors need be given to any Director who signs a waiver of notice either before or after the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened except when a Director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

Section 9. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the Directors shall constitute a quorum for the transaction of business. In the absence of a quorum a majority of the Directors present at any meeting may adjourn from time to time until a quorum be had. Notice of the time and place of any adjourned meeting need only be given by announcement at the meeting at which adjournment is taken.

Section 10. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except with respect to the voting on certain Business Combinations as defined in and which is governed by Article XV of the Articles of Incorporation.

Section 11. EXECUTIVE COMMITTEE. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors may establish an Executive Committee of two (2) or more Directors constituted and appointed by the majority of the Board of Directors from their number who shall meet when deemed necessary. The Executive Committee shall make recommendations regarding nominees to the Board of Directors, and shall be responsible for the management of the budget of the corporation, development of policies and implementation of such policies. In addition, the Executive Committee shall have authority to exercise all the powers of the Board which may be lawfully delegated and not inconsistent with these By-Laws, at any time and when the Board is not in session. The committee shall elect a Chairman, and a majority of the whole committee shall constitute a quorum; and the act of a majority of members present at a meeting at which a quorum is present shall be the act of the committee provided all members of the committee have had notice of such meeting or waived such notice. Notice of meetings of the Executive Committee shall be the same as required for a special meeting of the Board of Directors as outlined in Section 7 of this Article III.

Section 12. AUDIT AND COMPLIANCE COMMITTEE. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors may establish an Audit and Compliance Committee of three (3) or more Directors constituted and appointed by the majority of the Board of Directors from their number who shall meet when deemed necessary. The Audit and Compliance Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal controls and compliance. The Audit and Compliance Committee shall review, with representatives of the independent auditors, the scope and results of the examination of financial statements, audit fees and any recommendations with respect to internal controls and finance matters. The Audit and Compliance Committee is also responsible for monitoring trust activities. The Audit and Compliance Committee shall act in accordance with its written charter. The Audit and Compliance Committee shall elect a Chairman, and a majority of the whole committee shall constitute a quorum; and the act of a majority of members present at a meeting at which a quorum is present shall be the act of the committee provided all members of the committee have had notice of such meeting or waived such notice. Notice of meetings of the Audit and Compliance Committee shall be the same as required for a special meeting of the Board of Directors as outlined in Section 7 of this Article III.

Section 13. COMPENSATION COMMITTEE. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors may establish a Compensation Committee consisting of the non-employee members of the Executive Committee who shall meet when deemed necessary. The Compensation Committee shall establish the compensation and evaluate the performance of the President and other executive officers. The Compensation Committee shall elect a Chairman, and a majority of the whole committee shall constitute a quorum; and the act of a majority of members present at a meeting at which a quorum is present shall be the act of the committee provided all members of the committee have had notice of such meeting or waived such notice. Notice of meetings of the Compensation Committee shall be the same as required for a special meeting of the Board of Directors as outlined in Section 7 of this Article III.

Section 14. ACTION WITHOUT FORMAL MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the Minutes of the proceedings of the Board or committee. Action taken by written agreement in lieu of meeting is effective when the last Director signs the agreement, unless the agreement specifies a different effective date.

Section 15. CONFERENCE CALL MEETINGS. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 16. ATTENDANCE AT MEETINGS. Each Director must attend seventy-five percent (75%) of the aggregate of all regularly scheduled and committee meetings of the Board of Directors each year. Failure to attend at least seventy-five percent (75%) of the aggregate of all regularly scheduled and committee meetings of the Board of Directors and the reasons for failure to attend such meetings shall be taken into consideration by the Executive Committee when determining whether an incumbent Director should be re-nominated.

Section 17. REMOVAL. At a meeting of shareholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote at an election of Directors. If less than the entire board is to be removed, no one of the Directors may be removed if the votes cast against his/her removal would be sufficient to elect him/her. The notice of meeting must state that the purpose, or one of the purposes, of the meeting is removal of one or more of the Directors.

Section 18. STANDARD OF CONDUCT. Each member of the Board of Directors, when discharging the duties of a Director, shall act in good faith and in a manner the Director reasonably believes to be in the best interests of the corporation. The members of the Board of Directors or a committee of the board, when becoming informed in connection with their decision-making function or devoting attention to their oversight function, shall discharge their duties with the care that a person in a like position would reasonably believe appropriate under similar circumstances.

ARTICLE IV.

OFFICERS

Section 1. GENERALLY. The Board of Directors at its first meeting after each annual meeting shall elect the following Officers: a President, a Secretary, and a Treasurer. The Board of Directors at any time and from time to time may elect or appoint such other Officers as it shall deem necessary, including a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as are specified by these By-Laws, or as shall be determined from time to time by the Board of Directors. Any person may hold two or more offices. No Officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or the bylaws to be executed, acknowledged and verified or countersigned by two or more Officers. No Officer need be a shareholder.

Section 2. COMPENSATION. The salaries of the Officers of the corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any Officer or Officers the power to fix the compensation of any other Officer.

Section 3. TENURE. Each Officer of the corporation shall hold office for the term for which he is elected or appointed, and until his successor has been duly elected or appointed and has qualified, or until his earlier resignation, removal from office or death. Any Officer may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

Section 4. VACANCIES. A vacancy in any office, because of resignation, removal or death may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. CHAIRMAN OF THE BOARD AND PRESIDENT. The President shall be the principal Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general manage, supervise, and control all of the business and affairs of the corporation. The Chairman shall have such other duties as specifically authorized by the Board of Directors. The Chairman or the President shall preside at all meetings of the Board of Directors and the stockholders. The President may sign, with the Secretary or any other proper Officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, policies of insurance, contracts, investment certificates, or other instruments which the Board of Directors has authorized to be executed, except in cases where signing or the execution thereof shall be expressly delegated by the Board of Directors or by the By-Laws to some other Officer or agent of the corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. VICE PRESIDENTS. In the absence of the Chairman of the Board or the President or in the event of his death or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of election) shall perform the duties of the Chairman of the Board or President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Executive Officers. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation and shall perform such other duties as shall from time to time be assigned to him by the Executive Officers or by the Board of Directors. All Vice Presidents shall have such other duties as prescribed by the Board of Directors from time to time.

Section 7. THE SECRETARY. The Secretary shall (a) attend and keep the Minutes of the shareholder’s meetings and of the Board of Directors ‘ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with an Executive Officer or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties incident to the office of the Secretary and such other duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Executive Officers or the Board of Directors.

Section 8. THE TREASURER. The Treasurer, unless otherwise determined by the Board of Directors, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

Section 9. ASSISTANT OFFICERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with an Executive Officer or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Vice Presidents, Secretaries and Treasurers, in general, shall perform such duties as shall be assigned by the Vice President(s), Secretary, and Treasurer, respectively, or by the Executive Officers of by the Board of Directors.

Section 10. STANDARDS OF CONDUCT. Each Officer, when performing in his official capacity, shall act in good faith, with the care that a person in a like position would reasonably exercise under similar circumstances and in a manner the officer reasonably believes to be in the best interests of the corporation.

ARTICLE V.

CAPITAL STOCK

Section 1. FORM. The interest of each shareholder shall be evidenced by a certificate representing shares of stock of the corporation, which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder’s name, the number of shares and class of shares and series, if any, represented thereby, a statement that the corporation is organized under the laws of the State of West Virginia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by an Executive Officer or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation. The signatures of an Executive Officer or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. If the corporation is authorized to issue different classes or series of shares in its Articles of Incorporation, the designations, rights, preferences and limitations and authority of Board of Directors to determine variations for future series must be summarized on the front or back of the certificate or must state on the certificate that the corporation will furnish such information on request of a shareholder without charge.

Section 2. TRANSFER. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 4, Article V of these By-Laws.

Section 3. RIGHTS OF HOLDER. The corporation shall be entitled to treat the holder of any share of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 4. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall if the Board of Directors so requires, give the corporation a bond of indemnity in the form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE VI.

FISCAL YEAR

The fiscal year of the corporation shall be established by the Board of Directors of the corporation.

ARTICLE VII.

SEAL

The corporate seal shall be in such form as the Board of Directors may from time to time determine.

ARTICLE VIII.

ANNUAL STATEMENTS

No later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

(a) a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of the fiscal year;

(b) a profit and loss statement showing the results of its operation during the fiscal year; and

(c) a statement of changes in shareholders’ equity.

If the annual financial statements are prepared by a public accountant, the accountant’s report must accompany the annual financial statements. If the statements are not prepared by a public accountant, then the annual financial statements must be accompanied by a statement by the President or the Treasurer of the corporation (a) stating whether the financial statements were prepared in accordance with generally accepted accounting principles, and if not, describing the basis of preparation and (b) describing any respects in which the financial statements were not prepared by the same accounting method as the preceding year.

Upon written request, the corporation shall mail promptly to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

ARTICLE IX.

INDEMNIFICATION

Section 1. INDEMNIFICATION. The corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any, threatened, pending or completed action, suit or proceeding, or investigation, whether civil, criminal or administrative by reason of the fact that he is or was a Director, Officer, employee or agent of the corporation, or who, while a Director or Officer of the corporation is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, to the maximum extent permitted under the West Virginia Business Corporation Act and the regulations set forth in 12 C.F.R. § 359.5.

Section 2. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Section l of this Article shall be made by the corporation in accordance with the provisions of the West Virginia Business Corporation Act.

Section 3. PREPAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in accordance with the provisions of the West Virginia Business Corporation Act.

Section 4. NON-EXCLUSIVE RIGHT. The indemnification provided by this Section shall not be deemed exclusive of any other right to which the person indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors or administrators of such persons. The Directors of the corporation may, from time to time by resolution, provide for such additional indemnification or advancement of expenses as they deem appropriate to any person, acting for or on behalf of the corporation by reason of the fact that he or she is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification or advancement of expenses may be authorized in such resolution or resolutions to the extent the Directors deem appropriate under the circumstances, but at no time may the Directors of the corporation provide for additional indemnification or advancement of expenses that is contrary to the laws of the State of West Virginia.

Section 5. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Section 6. INFORMATION TO SHAREHOLDERS. If any expense or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting to the shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of Directors, a statement specifying the persons paid, the amount paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

Section 7. CONTRACTS WITH DIRECTORS AND OFFICERS. No contract or transaction between the corporation and one or more of its Directors or Officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or Officers are directors or officers, or have a financial interest, is void or voidable solely for this reason or solely because the Director or Officer is present at or participates in the meeting of the board or a committee thereof which authorizes the contract or transaction or solely because any Director’s or Officer’s votes are counted for the purpose, if:

(a) the material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; or

(b) The material facts as to the Director’s or Officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote on the contract or transaction and the contract or transaction is specifically approved in good faith by vote of the shareholders entitled to vote; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors or a committee of the Board of Directors.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction. On any question involving the authorization, approval or ratification of any such contract or transaction, the names of those voting each way shall be entered on the record of the proceedings.

ARTICLE X.

NOTICES: WAIVER OF NOTICE

Section 1. NOTICES. Except as otherwise provided in these ByLaws, whenever under the provisions of these ByLaws notice is required to be given to any shareholder, Director or Officer, such notice shall be given either by personal notice, by mail, by telephone, voice mail or other electronic means. Notice by mail is effective upon deposit in the United States mail, if mailed postage paid and correctly addressed to the shareholder’s address shown on the corporation’s current record of shareholders. Notice by electronic means is effective when transmitted to the shareholder in a manner authorized by the shareholder.

Section 2. WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these ByLaws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by electronic means, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

ARTICLE XI.

INSPECTION OF BOOKS AND RECORDS

Any shareholder is entitled to inspect, during regular business hours at the corporation’s principal office, any of the following records of the corporation, if he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect:

(a) the corporation’s Articles or Restated Articles of Incorporation and all amendments thereto currently in effect;

(b) the corporation’s bylaws or restated bylaws and all amendments thereto currently in effect;

(c) resolutions adopted by the corporation’s board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations if shares issued pursuant to those resolutions are outstanding;

(d) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(e) all written communications to shareholders generally within the past three (3) years, including the financial statements furnished for the past three (3) years; and

(f) a list of the names and business addresses of its current directors and officers.

In addition, a shareholder is entitled to inspect, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if (a) the shareholder’s demand is made in good faith and for a proper purpose, (b) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect, (c) the records are directly connected with his or her purpose, and (d) the shareholder gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy:

(a) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders and records of action taken by the shareholders or Board of Directors without a meeting;

(b) accounting records of the corporation; and

(c) the record of shareholders.

ARTICLE XII.

AMENDMENTS

The ByLaws of the corporation may be altered or amended and new ByLaws may be adopted by the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the ByLaws shall have been given in the notice of a meeting. Action by the shareholders with respect to ByLaws shall be taken by an affirmative vote of at least two thirds (66 2/3%) of the shares entitled to elect Directors in accordance with Article XIV of the Articles of Incorporation. Action by the Directors with respect to ByLaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

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